Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 26, 2002 relating to the consolidated financial statements of USEC Inc., which appears in USEC Inc.'s Annual Report on Form 10-K for the year ended June 30, 2002.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP



McLean, Virginia
November 7, 2002